Biogold Fuels™ Corporation Announces Strategic Partnership
With Green Universal Energy

LOS ANGELES, Nov. 28th, 2007 -- Biogold Fuels™ Corporation, (OTCBB: CBVA), today announced a multi-year strategic partnership designed to mutually benefit both companies by combining their resources, technologies, and core competencies to produce renewable energies and minimize the amount of trash and feedstocks going into landfills. The agreement allows Biogold Fuels to bring the energy and waste stream contracts to joint projects, as well as its autoclave technologies, while Green Universal Energy will bring the energy conversion technologies and plant design know how, as well as assist in obtaining the funding for each project the companies design and build. Alan Richmond and Moshe Krienberg of Green Universal Energy have also agreed to serve on Biogold Fuel’s advisory board.

"We are thrilled to be working more closely with Green Universal Energy and we believe this partnership represents a great opportunity to grow our business while benefiting our communities by utilizing a broad array of technologies to make economically viable and environmentally friendly cellulosic diesel fuel and other renewable energies from waste that would otherwise end up in our already clogged landfills," said Steve Racoosin, chief executive officer, of Biogold Fuels™ Corporation. "Green Universal Energy has the technical expertise and access to technology and funding to assist Biogold in the design, production, and completion of its first waste to energy plants. Working together, we can create the highest level of engineering and design for our energy projects, which in turn makes them more valuable to our customers. Alan and Moshe will bring an invaluable wealth of knowledge to Biogold."

About Biogold Fuels™ Corporation

Biogold Fuels™ Corporation is seeking to develop, acquire, license and commercialize patented and proprietary technologies that its management believes will allow a significant amount of municipal solid waste to be recycled into synthetic diesel fuel and other renewable fuels to address the $93 Billon diesel fuel market in the United States. A major component of MSW is paper-based material, hydrocarbon-based material, and other high-energy value feedstocks.

The contents of this press release are presented as a general overview of Biogold Fuels. This release is intended only to contain general information regarding Biogold Fuels and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in Biogold Fuels. In addition, certain matters discussed in this release may constitute 'forward-looking statements.' Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Biogold Fuels' ability to control or predict, including, but not limited to, risks and uncertainties outlined in Biogold Fuels' periodic reports filed with the Securities and Exchange Commission.

There can be no assurance that Biogold Fuels will in fact be successful in raising subsequent financing in order to build synthetic diesel production facilities to implement its business strategy. Other risk factors may include, but are not limited to, Biogold Fuels' ability to successfully implement its business strategy, including its ability to develop and construct its planned facilities, to produce and sell product at commercial levels and adequate prices and the acceptance of its product by potential customers and by the market in general, the ability of Biogold Fuels to achieve profitability even if it is able to sell its product at commercial levels, Biogold Fuels' ability to develop synthetic diesel fuel from MSW, fluctuations in quarterly results, increased competition, and Biogold Fuels' ability to protect the proprietary technology it uses. Further, Biogold Fuels operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond Biogold Fuels' control, such as announcements by competitors and service providers.

The statements made herein are made as of the date of this release, and Biogold Fuels undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Biogold Fuels™ Corporation

Investor Relations Contact:
Chris Barsness
Biogold Fuels™ Corporation
1800 Century Park East, Suite 600
Los Angeles, CA 90067
310-556-0025

cbarsness@biogoldfuels.com